UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Agrify Corp

(Name of Registrant as Specified In Its Charter)

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Agrify Reminds Stockholders to Vote Before the Proxy Voting Deadline for the Upcoming Annual Meeting of Stockholders

Stockholders are reminded to vote prior to the proxy voting deadline of 11:59 p.m. (Eastern Daylight Time) on June 7, 2022

BILLERICA, Mass., May 25, 2022 - Agrify Corporation (Nasdaq:AGFY) (“Agrify” or the “Company”), the most innovative provider of advanced cultivation and extraction solutions for the cannabis industry, would like to remind stockholders to cast their votes for the resolutions that will be voted on at the Company’s annual meeting of stockholders (the “Meeting”) in advance of the proxy voting deadline of 11:59 p.m. (Eastern Daylight Time) on Tuesday, June 7, 2022.

The Meeting will be held on Wednesday, June 8, 2022 at 10:00 a.m. (Eastern Daylight Time). It will be held in a virtual-only format, via live webcast at www.virtualshareholdermeeting.com/AGFY2022.

Agrify’s Board of Directors unanimously recommends that stockholders vote “FOR” all proposed resolutions that will be voted on at the Meeting. Agrify stockholders are encouraged to read the meeting materials in detail and cast their votes prior to the proxy voting deadline.

Your vote is important! Please vote today!

How to Vote and Stockholder Questions

To ensure that your shares will be voted at the meeting, stockholders are encouraged to vote online or by telephone in advance of the proxy cut-off of 11:59 p.m. (Eastern Daylight Time) on June 7, 2022.

Registered Holders:

INTERNET: Vote online at www.proxyvote.com using the control number located on the proxy card.

TELEPHONE: Call 1-800-579-1639 toll free and follow the instructions for telephone voting on your proxy card.

Beneficial Holders:

Please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

Stockholders who have questions about the meeting resolutions or need assistance voting may contact Alliance Advisors, LLC, Agrify’s strategic advisor and proxy solicitation agent at:

Alliance Advisors, LLC

North America Toll Free: 1-855-935-2554
International: 1-315-302-5733
Email: agfy@allianceadvisors.com

About Agrify (Nasdaq:AGFY)

Agrify is the most innovative provider of advanced cultivation and extraction solutions for the cannabis industry, bringing data, science, and technology to the forefront of the market. Our proprietary micro-environment-controlled Vertical Farming Units (VFUs) enable cultivators to produce the highest quality products with unmatched consistency, yield, and ROI at scale. Our comprehensive extraction product line, which includes hydrocarbon, ethanol, solventless, post-processing, and lab equipment, empowers producers to maximize the quantity and quality of extract required for premium concentrates. For more information, please visit Agrify at www.agrify.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Agrify and other matters. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements including, without limitation, statements regarding our upcoming annual meeting of stockholders. In some cases, you can identify forward-looking statements by terms such as “plan”, “continue”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate”, “may”, “will”, “potential”, “proposed” and other similar words, or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2021 with the SEC, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.

Company Contacts

Agrify

Timothy Oakes

Chief Financial Officer

tim.oakes@agrify.com

(781) 760-7512

Investor Relations Inquiries

Anna Kate Heller

ICR

agrify@icrinc.com

Media Inquiries

Justin Bernstein

MATTIO Communications

agrify@mattio.com

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